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                                                                    Exhibit 10.4

                              EMPLOYMENT AGREEMENT

     This agreement made and entered into this 24th day of June 2005, between 1st Georgia Banking Company, located in Franklin, Heard County, Georgia, ("the Bank") and Greg Akins ("employee");

     WHEREAS, the Bank is a state bank, regulated by the Georgia Department of Banking and Finance, insured by the Federal Deposit Insurance Corporation, and located in Franklin, Heard County; and

     WHEREAS, the Bank wants to employ employee as Executive Vice-President and Senior Credit Officer of the Bank; and

     WHEREAS, the parties desire to enter into this agreement setting forth the terms and conditions of the employment relationship of the Bank and the employee:

     NOW, THEREFORE, it is AGREED as follows:

                    I. RELATIONSHIPS ESTABLISHED AND DUTIES

     1. The Bank hereby will employ the employee as EVP, Senior Credit Officer to perform such services and duties as the Board of Directors may, from time to time, designate during the term hereof. Subject to the terms and conditions hereof, employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, subject to the general direction of the Board of Directors of the Bank, exercised in good faith in accordance with standards of reasonable business judgment.

     2. Employee accepts such employment and shall devote his full time, attention, and efforts to the diligent performance of his duties herein specified and as an officer of the Bank and will not accept employment with any other individual, corporation, partnership, governmental authority, or any other entity, or engage in any other venture for profit, which the Bank may consider to be in conflict with his or its best interest or to be in competition with the Bank's business, or which may interfere in any way with the employee's performance of his duties hereunder. Any exception to this must be made by notification and approval of the Board.

                            II. TERMS OF EMPLOYMENT

     1. The initial term of employment under this Agreement shall continue for 5 (five) years unless such is terminated pursuant to the terms hereof or by the first to occur of the conditions to be stated hereinafter. This Agreement will be automatically extended each year after the initial term unless either party gives 90 (ninety) days contrary written notice to the other. The term previously stated notwithstanding this contract shall be terminated by the earlier to occur if any of the following:

          a.   The death of the employee;

          b. The complete disability of employee. "Complete disability" as used herein shall mean the inability of employee, due to illness, accident or other physical or mental incapacity to perform the services provided for hereunder for an aggregate of sixty days within any period of 120 consecutive days during the term hereof; provided, however, disability shall not constitute a basis for discharge for cause;

          c. The discharge of employee by the Bank for cause. "Cause" as used herein shall mean:

               1) Such negligence or misconduct as shall constitute, as a matter of law, a breach of the covenants and obligations of employee hereunder;

               2) Failure or refusal of employee to comply with the provisions of this agreement;

               3) Employee being convicted of any duly constituted court with competent jurisdiction of a crime involving moral turpitude; or

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               4)   At the discretion of the Board, this contract may be
                    terminated if there are acts the Board feels are moral turpitude.

     Termination of employee's employment shall constitute a tender by employee of his resignation as an officer of the Bank In the event of termination by the Bank other than for cause, then the employee is entitled to severance pay equal to twelve (12) months salary.

                               III. COMPENSATION

     For all services which employees may render to the Bank during the terms hereof, the Bank shall pay to employee, subject to such deductions as may be required by law;

     1.   Base Salary.

               An annual salary of $120,000 payable in bi-monthly installments and subject to such deductions as may be required by law, for the next 12 months. Thereafter, annual increase reviews will be done during the month of December for a January 1 effective increase date during the terms of this Agreement so that for the 12 months beginning on each such anniversary date, the employee's salary increases will take effect. The annual increase will be not less than the cost of living index. The Board has sole discretion as to the amount of employee's compensation.

     2.   Performance Bonus.

               Employee shall be entitled, in an equitable manner based on the terms of any bonus and incentive plans that have been approved or may, from time to time, be approved by the Board of Directors to the Bank's key management employees, to such incentives and discretionary bonus that may be authorized, declared and paid by the Board of Directors.

     3.   Stock Options.

               At the close of the initial sale of stock, employee will be awarded stock options exercisable for 20,000 shares of stock. These options shall vest over a 3-year period and expire upon the earlier of
          (i) the tenth anniversary of the date of grant or (ii) three months after employee's termination of employment. The vesting period shall accelerate in the case of a change in control transaction or in the event of employee's death. The stock option grant shall be evidenced by a separate grant agreement between employee and the Bank. In the event that there is a conflict between this agreement and the stock option grant agreement, the terms of the stock option grant agreement shall control.

                               IV. OTHER BENEFITS

     1. The employee shall be entitled to participate in any plan of the Bank, relating to stock options, stock purchases, profit sharing, group life insurance, medical coverage, education, or other retirement or employee benefits that the Bank may adopt for the benefit of its employees. The employee shall be entitled to a comprehensive annual physical paid by the bank. The employee shall be entitled to family medical, dental and vision insurance and the bank agrees to pay the premium for each stated benefit. The bank agrees to pay the STD, LTD and Life insurance premiums.

     2. The employee shall be entitled to receive an allowance to offset the cost associated with operating his personal vehicle in connection with his employment relationship with the Bank. This car allowance of $1,000 per month, shall be paid to employee on the Bank's normal pay cycle.

     3. The employee shall be eligible to participate in any other benefits which may be or become applicable to the Bank's executive employees, a reasonable expense account, the payment of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are commensurate with the responsibilities and functions to be performed by the employee under this Agreement. Employer also agrees to pay all reasonable expenses in

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          connection with the attendance and participation at said trade association meetings by employee's spouse.

     4. At such reasonable times as the Board of Directors shall in its discretion permit, the employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences shall count as vacation time, provided that:

          a. The employee shall be entitled to an annual vacation of 4 (four) weeks per year.

          b. The timing of vacations shall be scheduled in a reasonable manner by the employee. The employees shall not be entitled to receive any additional compensation from the Bank on account of his failure to take a vacation; nor shall he be entitled to accumulate unused vacation time from one calendar year to the next.

          c. In addition to the aforesaid paid vacations, the employee shall be entitled, without loss or pay to absent himself voluntarily from the performance of his employment with the Bank for such additional periods of time and for such valid and legitimate reasons as the Board of Directors in its discretion may determine. Further, the Board of Directors shall be entitled to grant to the employee a leave or leaves of absence with or without pay at such time or times and upon such terms and conditions as the Board, in its discretion, may determine.

     5. In the event of any attempt by a former employer or employee to enjoin or seeks damages for employee's employment with the Bank whether by written demand or by legal action, including but not limited to actions related to restrictive covenants, trade secrets, and interference with business relations, the Bank agrees to indemnify employee in the amount of any judgment, attorney's fees, or costs incurred by or against employee arising out of such action.

                              V. CHANGE OF CONTROL

     1. If during the term of this Agreement and within one (1) year after a change in control (as defined in 3 below) the Bank shall terminate employee without cause (as defined in Section II, paragraph 1, c.) or employee shall terminate employment for "good reason" (as defined in 4 below), then the employee shall be entitled to receive his salary through the last day of the calendar month of the termination, or payment in lieu of the notice period. In addition, the terminated employee shall receive an amount equal to two (2) times his then existing annual base salary (the "Severance Payment"). The Severance Payment shall be in addition to any amount otherwise owed to the employee pursuant to this Agreement. Employee may also notify Bank (or its successor) within 90 days after a change of control that he is terminating his employment, in which case employee shall be entitled to the Severance Payment.

     2. The following items are automatically considered due and payable in the event that change of control occurs:

          a.   Non-forfeitable deferred compensation shall be paid out in full.

          b.   Long-term performance plan objective payments as described in
               Section III, 2, shall be declared accomplished and earned based upon performance up to date of the COC.

          c. In the event that the employee is a participant in a restricted stock plan, or share option plan, and such plan is terminated involuntarily as a result of the COC, all stock and options shall be declared 100% vested and distributed.

     3. The term "control" shall refer to the acquisition of 25 percent or more of the voting securities of the Bank by any person, or persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934 or to such acquisition of a percentage between 10 percent and 25

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          percent if the Board of Directors of the Bank or the Comptroller of
          the Currency, the FDIC, or the Federal Reserve Bank have made a determination that such acquisition constitutes or will constitute control of the Bank. However, a reorganization of the Bank into a holding company structure where the Bank's shareholders become shareholders of the holding company in a pro rata fashion shall not constitute a change in control. The term "person" refers to an individual, corporation, Bank, bank holding company, or other entity.

     4.   The term "good reason" shall mean any of the following:

          a. without the written consent of employee, a change in employee's status, title, position or responsibilities (including reporting responsibilities) which represents an adverse change from his status, title, position or responsibilities as in effect at the date of this agreement or, if greater, at any time thereafter; the assignment to employee of any duties or responsibilities which, in employee's reasonable judgment, are inconsistent with his status, title, position or responsibilities as in effect at the date of this agreement or, if greater, at any time thereafter; or any other change in condition or circumstances that in employee's reasonable judgment makes it materially more difficult for employee to carry out the duties and responsibilities of his then-existing office; provided that good reason under this subparagraph (i) excludes an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Bank promptly after receipt of notice thereof given by employee;

          b. a reduction, without the written consent of employee, in employee's base salary as in effect on the date of this agreement or as the same may be increased from time to time, or any failure to pay employee any compensation or benefits to which he is entitled within five (5) days of the date due;

          c. the failure by the Bank (a) to continue in effect (without reduction in benefit level and/or reward opportunities) any compensation or employee benefit plan in which employee participated as of the date of this agreement, or at any time thereafter, that is material to employee's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or (b) to continue employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of employee's participation therein relative to other participants;

          d. the Bank's requiring. employee, without his consent, to be. based at any office or location other than in Heard County, Georgia;

          e. the insolvency or the filing by any party, including the Bank or any of its subsidiaries, of a petition for bankruptcy of the Bank or any such subsidiary, which petition is not dismissed within sixty (60) days;

          f. any purported termination by the Bank of employee's employment otherwise than as expressly permitted by this agreement; or

          g. the material breach by the Bank of any provision of this agreement.

     Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting good reason hereunder.

                         VI. POST TERMINATION COVENANTS

     1. If during the term hereof employee shall cease employment hereunder for any reason, then employee agrees that for one year following such termination he will not, without the prior written consent of the
          Bank:

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          a.   Directly or indirectly seek or obtain employment with any entity engaged in the business of banking where employee's duties would be the same or similar to those services actually performed by employee for the Bank, provided that the foregoing restriction shall only apply to the area that falls within a 20-mile radius of the Bank's primary location in Franklin, Georgia; or

          b. Furnish anyone with the name of, or any list or list of customers of the Bank or utilize such list or information himself for banking purposes; or

          c. Furnish, use, or divulge to anyone any information acquired by his from the Bank relating to the Bank's methods of doing business; or

          d. Contact directly or indirectly any customer of the Bank with whom employee had material contact during the 12 months immediately preceding the termination of employment for banking solicitation purposes; or

          e. Hire for any other Bank or employer (including himself) any employee of the Bank or directly or indirectly cause such employees to leave his or her employment to work for another.

     2. It is understood and agreed by the parties hereto that the provisions of this section are independent of each other, and the invalidity of any such provision or portion thereof shall not affect the validity or enforceability of any other provisions of this agreement. It is further agreed that, in the event employee breaches, or threatens to commit a breach of, any of the provisions of the restrictive covenants set forth in this Section VI, the Bank shall have the right and remedy to enjoin, preliminarily and permanently, employee from violating or threatening to violate the restrictive covenants and to have the restrictive covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the restrictive covenants would cause irreparable injury to the Bank and that money damages would not provide an adequate remedy to the Bank. Such right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Bank in law or in equity.

                           VII. WAIVER OF PROVISIONS

     Failure of any of the parties to insist, in one or more instances, on performance by the others in strict accordance with the terms and conditions of this agreement shall not be deemed a waiver or relinquishment of any right granted hereunder of the future performance of any such term or condition or of any other term or condition of this agreement, unless such waiver is contained in a writing signed by or on behalf of all the parties.

                              VIII. GOVERNING LAW

     This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia. If for any reason any provision of this agreement shall be held by a court of competent jurisdiction to void or unenforceable, the same shall not affect the remaining provisions thereof.

                         IX. MODIFICATION AND AMENDMENT

     This agreement contains the sole and entire agreement among the parties hereto and supersedes all prior discussions and agreements among the parties, and any such prior Agreements shall, from and after the date hereof, be null and void. This agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

                          X. COUNTERPARTS AND HEADINGS

     This agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this agreement.

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                          XI. CONTRACT NON-ASSIGNABLE

     This agreement may not be assigned or transferred by any party hereto, in whole or in part, without the prior written consent of the other except that the Bank may assign this agreement to a successor in interest provided that such assignee assumes the Bank's obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the year and date first above written.

                                        1st GEORGIA BANKING COMPANY


                                        By: /s/ Jackie L. Reed
                                            ------------------------------------
                                        Name: Jackie L. Reed
                                        Title: CEO


                                        /s/ Greg S. Akins
                                        ----------------------------------------
                                        Greg Akins